SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

    FORM 8-K

    CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 19, 1997 (December 19, 1997)


    HUDSON'S GRILL OF AMERICA, INC.
    (Exact name of Registrant as specified in its Charter)

    California
    (State or other jurisdiction of incorporation)


    0-13642
    (Commission or File Number)


    95-3477313
    (IRS Employer Identification Number)


    16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
    (Address of Principal Executive Offices)


    Registrant's telephone number, including area code:
    (972) 931-9237


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    Item 5.  Other Events.

    Hudson's Grill of America, Inc. (the "Company"), a California corporation based in Dallas, Texas, announced that it had agreed in principle with Kirk, Inc., for a new franchise to be located in the Reno, Nevada, area. Kirk, Inc.'s principal owners are George Matthews and Kirk Neiderhaus, who currently operate a jet ski and para sailing business on Lake Tahoe, Nevada. Mr. Neiderhaus has previous experience in the food service and mountain lodge business. Kirk, Inc., plans to build a freestanding Hudson's Grill restaurant and to open it in late 1998.

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    Item 7.  Exhibits.

         1. Press Release dated December 19, 1997, regarding the agreement with Kirk, Inc., for a new franchise in Reno, Nevada.

    SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: December 19, 1997

                               HUDSON'S GRILL OF AMERICA, INC.
                               Registrant



                               s/s David L. Osborn
                               David L. Osborn

    f\sec\971219.O01

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